MASTER LOAN MODIFICATION AGREEMENT

THIS AGREEMENT, Made and entered into as of this 11th day of April, 2018, by and between SHEPHERD’S FINANCE, LLC, a Delaware limited liability company, having an address at 12627 San Jose Blvd., Suite 203, Jacksonville, FL 32223 (the “Borrower”), and PAUL SWANSON (the “Lender”).

RECITALS:

(a)	Borrower executed a promissory note in the principal amount not to exceed $4,000,000.00, payable to the order of the Lender (the “Note”), and a Line of Credit Agreement (the “Credit Agreement”), both dated October 23, 2017.

(b)	All terms that are used herein shall have the same definitions provided in the Credit Agreement unless otherwise indicated.

(c)	The Borrower desires to increase the amount of the Note and Line of Credit from $4,000,000 to $7,000,000 and Lender is agreeable to such increase in the amount.

(d)	The parties desire to memorialize their agreement regarding the modification of the Note and Credit Agreement by this Agreement.

THEREFORE, WITNESSETH, that for and in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.	All of the recitals set forth hereinabove are true and accurate.

2.	Effective upon the execution of a Modified Promissory Note dated of even date herewith, Lender agrees to make a revolving line of credit available to Borrower in the aggregate original principal amount not to exceed SEVEN MILLION and 00/100 DOLLARS ($7,000,000.00) rather than FOUR MILLION and 00/100 DOLLARS ($4,000,000.00).

3.	Section 2.01 (b) of the Credit Agreement is hereby replaced with the following:

(b)       Term of Agreement. Lender’s commitments under this Agreement will expire on the then current Expiration Date, unless Lender, after a review of Borrower’s performance under this Agreement, elects to renew its commitments for one or more additional FIFTEEN (15) MONTH periods. IN THE EVENT LENDER ELECTS NOT TO RENEW THIS AGREEMENT, LENDER MUST GIVE WRITTEN NOTICE TO BORROWER AT LEAST 120 DAYS BEFORE THE EXPIRATION DATE OF THE THEN CURRENT TERM and such non-renewal shall apply to FOUR MILLION and 00/100 DOLLARS ($4,000,000.00) of the SEVEN MILLION and 00/100 DOLLARS ($7,000,000.00) Line of Credit as of the Expiration Date and then 120 DAYS AFTER the Expiration Date the balance of the Line of Credit. If no notice is given at least ONE HUNDRED TWENTY (120) DAYS before the Expiration Date of the then current term, this Agreement will be renewed and the Expiration Date shall be automatically extended an additional FIFTEEN (15) MONTHS, on the same terms and conditions hereof. However, Borrower’s representations, warranties and agreements shall remain in full force and effect so long as any Debt is outstanding. Borrower shall have the right to terminate the line of credit if Borrower gives Lender Notice of its intention to terminate the line of credit at least SIXTY (60) DAYS prior to the original expiration or any renewal thereof.

4.	All provisions of the Note and Credit Agreement and all other Loan Documents securing, evidencing or otherwise pertaining thereto that are inconsistent with this Agreement are hereby amended accordingly.

5.	Except as amended by the terms of this Agreement, the Credit Agreement, Note and all other Loan Documents, as previously amended, shall remain in full force and effect in accordance with their respective terms, as amended.

WITNESS the following signatures as of the date first above written.

Borrower:

SHEPHERD’S FINANCE, LLC

By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Its:	Chief Executive Officer

Lender:

/s/ Paul Swanson
PAUL SWANSON

This instrument was prepared by R. Scott Summers, P.L.L.C.,

P.O. Box 842, Morgantown, West Virginia 26507-0842.